EXHIBIT 10.30

AMENDMENT TO DECEMBER 16, 2020 PROMISSORY NOTE IN

AMOUNT OF $2,000,000 BETWEEN ECOMBUSTIBLE PRODUCTS

HOLDINGS LLC AND JORGE ENRIQUE ARÉVALO GARCÍA

THIS AMENDMENT (“Amendment”) to the December 16, 2020 Promissory Note in the Amount of $2,000,000.00 between ECOMBUSTIBLE PRODUCTS HOLDINGS, LLC n/k/a ECOMBUSTIBLE ENERGY LLC (together with its successors and assigns, the “Borrower”) and JORGE ENRIQUE ARÉVALO GARCÍA and his successors and assigns (collectively, the “Holder”) (“Promissory Note”) is made and entered into by and between the Borrower and the Holder this 9th day of May, 2022 as follows:

WHEREAS, on December 16, 2020 Borrower executed a promissory note in favor of the Holder which contained a repayment schedule on Schedule 1 to the Promissory Note “Payment Schedule”); and

WHEREAS, the Borrower and Holder agreed to defer the payments for November 2021, December 2021, January 2022 and February 2022 (“Deferred Payments”) in accordance with the terms of this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Deferment. The Deferred Payments will become due and payable upon the earlier of October 1, 2022 or thirty (30) days subsequent to the closing of the pending business combination between eCombustible Energy LLC and BCAC Holdings Inc. pursuant to the Agreement and Plan of Merger, dated as of November 23, 2021, by and among eCombustible Energy LLC, BCAC Holdings Inc., BCAC Purchaser Merger Sub Inc., BCAC Company Merger Sub, LLC, BCAC Purchaser Rep LLC, and Holder. The Borrower shall pay Holder the Deferred Payments in a lump sum payment in the total amount of $469,522, together with any additional interest thereon at the stated rate.

2. Effect of Amendment. Except as expressly amended by this Amendment, the Promissory Note shall continue in full force and effect in accordance with the provisions thereof.

3. Conflict. In the event that the provisions of this Amendment and the Promissory Note are inconsistent or in conflict, the provisions of this Amendment shall control and govern.

4. Binding Effect. This Amendment shall inure to the benefit of and shall be legally binding upon the parties hereto and their respective successors, assigns, representatives and heirs.

5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon but all of which shall constitute one and the same instrument. This Amendment may be executed and delivered by facsimile or other electronic transmission and such facsimile or electronic transmission shall be effective for all purposes.

IN WITNESS WHEREOF, the undersigned have caused this Note to be executed, as of the date first above written.

BORROWER:

ECOMBUSTIBLE PRODUCTS HOLDINGS, LLC

By:	/s/ James M. Driscoll
Name: James M. Driscoll
Title: Chief Operating Officer

ACKNOWLEDGED AND AGREED:

HOLDER:

JORGE ENRIQUE ARÉVALO GARCÍA

By:	/s/ Jorge Enrique Arévalo García
Name: Jorge Enrique Arévalo García

[Signature Page to Promissory Note]